Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 29, 2013, with respect to the financial statements and schedule of Trade Street Residential, Inc. contained in the Prospectus (File No. 333-185936), filed on May 7, 2013, which is incorporated by reference in this Registration Statement on Form S-8. We consent to the incorporation by reference of the aforementioned report in this Registration Statement on Form S-8.

/s/ Grant Thornton LLP

Miami, Florida

May 15, 2013